UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

MSC INDUSTRIAL DIRECT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2013 (the “Closing Date”), in connection with the Acquisition described under Item 2.01 below, MSC Industrial Direct Co., Inc. (the “Company”) entered into a new $650 million credit facility (the “New Credit Facility”), by and among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The New Credit Facility, which matures on April 22, 2018, provides for a five-year unsecured revolving loan facility in the aggregate amount of $400 million and a five-year unsecured term loan facility in the aggregate amount of $250 million. On the Closing Date, the Company borrowed the full $250 million available under the term loan facility and $120 million of the revolving loan facility in order to pay a portion of the cash consideration for the Acquisition. The remainder of the cash consideration for the Acquisition was financed using existing cash.

The New Credit Facility replaced the Company’s existing $200 million Credit Agreement, dated June 8, 2011, among the Company, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and Bank of America, N.A., as syndication agent (the “Existing Credit Facility”), which Existing Credit Facility was terminated on the Closing Date.

The New Credit Facility permits up to $25 million of the revolving loan facility to be borrowed as swingline loans and up to $50 million of the revolving loan facility to fund letters of credit. The New Credit Facility also permits the Company, at its option, to add one or more incremental term loan facilities and/or increase the revolving loan commitments in an aggregate amount not to exceed $200 million. Any incremental term loan facility would be on terms to be agreed upon among the Company, the Administrative Agent, and the Lenders who agree to participate in the facility.

Borrowings under the New Credit Facility bear interest, at the Company’s option either at (i) the LIBOR (London Interbank Offered Rate) rate plus the applicable margin for LIBOR loans ranging from 1.00% to 1.375%, based on the Company’s consolidated leverage ratio; or (ii) the greatest of (a) the Administrative Agent’s prime rate in effect on such day, (b) the federal funds effective rate in effect on such day, plus 0.50% and (c) the LIBOR rate that would be calculated as of such day in respect of a proposed LIBOR loan with a one-month interest period, plus 1.00%, plus, in the case of each of clauses (a) through (c), an applicable margin ranging from 0.00% to 0.375%, based on the Company’s consolidated leverage ratio. The Company is required to pay a quarterly undrawn fee ranging from 0.10% to 0.20% per annum on the unutilized portion of the New Credit Facility (excluding any outstanding swingline loans), based on the Company’s consolidated leverage ratio. The Company is also required to pay quarterly letter of credit usage fees ranging between 1.00% to 1.375% (based on the Company’s consolidated leverage ratio) on the amount of the daily average outstanding letters of credit, and a quarterly fronting fee of 0.125% per annum on the undrawn and unexpired amount of each letter of credit.

The New Credit Facility is unsecured and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur debt, (ii) make investments, (iii) engage in fundamental corporate changes, such as mergers, consolidations, amalgamations, liquidations or dissolutions, (iv) incur liens, (v) dispose of assets, (vi) enter into certain contractual restrictions on the ability of the Company’s subsidiaries to make distributions, and (vii) engage in transactions with affiliates. These covenants are subject to a number of significant exceptions and limitations. The New Credit Facility also requires that the Company maintain a maximum consolidated leverage ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization) of no more than 3.00 to 1.00, and a minimum consolidated interest coverage ratio of EBITDA to total interest expense of at least 3.00 to 1.00, during the term of the New Credit Facility. Borrowings under the New Credit Facility are guaranteed by certain of the Company’s subsidiaries.

The New Credit Facility also contains customary events of default. If an event of default under the New Credit Facility occurs and is continuing, then with the consent of the requisite lenders the Administrative Agent may, or at the request of the requisite lenders the Administrative Agent shall, terminate the revolving loan commitments and declare any outstanding obligations under the New Credit Facility to be immediately due and payable. In addition, if the Company or certain of its material subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the New Credit Facility will automatically become immediately due and payable.

The foregoing description of the New Credit Facility is not complete and is qualified in its entirety by reference to the full terms and conditions of the New Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the Lenders under the New Credit Facility and/or their affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they have received or will receive customary fees and commissions.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 with respect to the Existing Credit Facility is hereby incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 22, 2013, the Company completed its acquisition (the “Acquisition”) of substantially all of the assets and assumption of certain liabilities of the North American distribution business of Barnes Group Inc. (NYSE: B) (“Barnes”), pursuant to the terms of the Asset Purchase Agreement, dated February 22, 2013, between the Company and Barnes (the “Asset Purchase Agreement”). In connection with the Acquisition, the total cash consideration paid by Company to Barnes, including estimated adjustments for its net working capital, was $548.8 million, subject to certain post closing adjustments set forth in the Asset Purchase Agreement.

The foregoing description of the Acquisition is not complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 26, 2013 and is incorporated by reference into this Item 2.01. The information set forth above under Item 1.01 is also hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report is required to be filed.

(d) Exhibits

The following exhibits are filed with this Report on Form 8-K:

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 22, 2013, between MSC Industrial Direct Co., Inc. and Barnes Group Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 26, 2013).

10.1	Credit Agreement, dated as of April 22, 2013, by and among MSC Industrial Direct Co., Inc., the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	April 23, 2013	By:	/s/ Jeffrey Kaczka
			Name:	Jeffrey Kaczka
			Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 22, 2013, between MSC Industrial Direct Co., Inc. and Barnes Group Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 26, 2013).

10.1	Credit Agreement, dated as of April 22, 2013, by and among MSC Industrial Direct Co., Inc., the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent

-6-